UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	December 21, 2023

Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)
(646) 710-3417
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.
As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Shutterstock, Inc. (the “Company”) on June 23, 2023 (the “Initial Form 8-K”), the Company entered into a Stock Purchase Agreement with Meta Platforms, Inc. (“Meta”) dated May 22, 2023 (the “Purchase Agreement”) to purchase Giphy, Inc. (“Giphy”).   On June 23, 2023, the Company completed its purchase of Giphy.  The consideration payable by the Company pursuant to the Purchase Agreement was $53 million in net cash, in addition to cash acquired, assumed debt and other working capital adjustments.

On August 31, 2023, the Company amended the Initial Form 8-K to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b) (the “Amended Form 8-K/A”).

In connection with the filing of a Registration Statement on Form S-3 by the Company on the date hereof, this Current Report on Form 8-K is being filed to provide updated unaudited pro forma condensed combined financial information for the nine months ended September 30, 2023 related to the Company’s acquisition of Giphy (the “Updated Pro Forma Financial Information”). The Updated Pro Forma Financial Information updates and supplements the unaudited pro forma condensed combined financial information of the Company and related disclosures contained in Exhibit 99.3 to the Amended Form 8-K/A. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Amended Form 8-K/A , the information in this Current Report on Form 8-K shall supersede or supplement the information in the Amended Form 8-K/A.

The Updated Pro Forma Financial Information included in this Current Report on Form 8-K has been presented for informational purposes only, as required by Form S-3. It does not purport to represent the actual results or project future operating results of the Company following the acquisition of Giphy.

Item 9.01	Financial Statements and Exhibits.

(a)           Unaudited Pro Forma Condensed Combined Financial Information.

The unaudited pro forma condensed combined financial information for the nine-months ended September 30, 2023 related to the Company’s acquisition of Giphy are attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

(b)           Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information for the nine months ended September 30, 2023
104	Cover Page for Interactive Data File

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding guidance, industry prospects, future business, future results of operations or financial condition, new or planned features, products or services, management strategies and our competitive position. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. Such risks and uncertainties include, among others, those discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that the Company may file from time to time with the SEC. Factors related to the transactions discussed in this document that could cause actual results to differ materially from those contemplated by the forward-looking statements include: potential litigation relating to the transaction that could be instituted; the effects of disruption to our or the target’s respective businesses; our ability to achieve the benefits from the transaction, including monetization; our ability to effectively integrate the acquired operations into our operations; our ability to retain key target personnel; and the effects of any unknown liabilities. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained in this Form 8-K. The forward-looking statements contained in this Form 8-K are made only as of this date and the Company assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Unaudited pro forma condensed combined financial information for the nine months ended September 30, 2023

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: December 21, 2023	By:	/s/ Jarrod Yahes
Jarrod Yahes
Chief Financial Officer